UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2017

Date of Report (Date of earliest event reported)

FBR & CO.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Certain Awards

Retention Program

On March 8, 2017, FBR & Co. (the “Company”) granted awards under two retention and incentive arrangements (the “Retention Programs”) designed to further the long-term growth of the Company by providing incentives in respect of the Company’s common stock and to assist the Company in retaining key employees of experience and ability. Richard J. Hendrix, the President and Chief Executive Officer of the Company, Bradley J. Wright, Executive Vice President and Chief Financial Officer of the Company, Adam Fishman, Executive Vice President and Head of Institutional Brokerage and Kenneth Slosser, Executive Vice President and Head of Investment Banking will participate in the Retention Programs, along with 41 other key employees.

An award under the Retention Programs represents an interest in the Award Pools established under the Retention Programs. The Award Pools consist of a fixed number of shares of Company restricted common stock units (“RSU Pools”) drawn from the shares available under the Company’s 2006 Long-Term Incentive Program (“Stock Plan”). Each participant in the Retention Programs has been allocated an interest in the aggregate Award Pools. Because the number of Participants is fixed at the outset of the Retention Programs, and the aggregate Award Pools are likewise fixed, any forfeiture of awards by participants who cease to be employed by the Company will result in the remaining Participants being entitled to a proportionately larger share of the Award Pools assuming that they remain employed through the vesting date or as otherwise specified in the Retention Programs. The aggregate number of RSUs subject to the Retention Programs is 350,000, consisting of 175,000 RSUs under a plan that provides for a one-year vesting period (the “One Year Retention Program”) and the remaining 175,000 RSUs under a plan that provides for a two-year vesting period (the “Two Year Retention Program”).

Under the One Year Retention Program, subject to accelerated vesting in certain limited circumstances, awards will vest if the employee participant remains employed by the Company as of the first anniversary following the date of the award, and under the Two Year Retention Program, subject to accelerated vesting in certain limited circumstances, awards will vest if the employee participant remains employed by the Company as of the second anniversary following the date of the award. In general, the Company will issue shares of Company common stock (or, in the discretion of the Compensation Committee of the Board of Directors, a cash payment based on the per share “fair market value” (as defined in the Stock Plan)) in settlement of the vested RSU Pool awards. The foregoing description of the Retention Programs is qualified in its entirety by reference to the Retention Programs and to the related award letters and restricted stock unit agreements filed as Exhibits hereto, and to the Stock Plan, which has been previously filed by the Company.

Under the Retention Programs, awards to the Named Executive Officers were as follows: (1) Richard J. Hendrix, the Company’s Chairman, President and Chief Executive Officer received RSU grants from the RSU Pools valued at approximately $500,000, split evenly between the One Year Retention Program and the Two Year Retention Program; (2) Bradley J. Wright, the Company’s Executive Vice President and Chief Financial Officer, received RSU grants from the RSU Pools valued at approximately $400,000, split evenly between the One Year Retention Program and the Two Year Retention Program; (3) Adam J. Fishman, the Company’s Executive Vice President and Head of Institutional Brokerage received RSU grants from the RSU Pools valued at approximately $500,000, split evenly between the One Year Retention Program and the Two Year Retention Program; and (4) Kenneth P. Slosser, the Company’s Executive Vice President and Head of Investment Banking received RSU grants from the RSU Pools valued at approximately $500,000, split evenly between the One Year Retention Program and the Two Year Retention Program.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.01	Two Year Retention and Incentive Plan

10.02	Form of Award Letter under FBR & Co. Two Year Retention and Incentive Plan

10.03	Form of Restricted Stock Unit Award Agreement evidencing awards under the FBR & Co. Two Year Retention and Incentive Plan

10.04	One Year Retention and Incentive Plan

10.05	Form of Award Letter under FBR & Co. One Year Retention and Incentive Plan

10.06	Form of Restricted Stock Unit Award Agreement evidencing awards under the FBR & Co. One Year Retention and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: March 10, 2017	By:	/s/ Richard J. Hendrix
Richard J. Hendrix
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.01	Two Year Retention and Incentive Plan

10.02	Form of Award Letter under FBR & Co. Two Year Retention and Incentive Plan

10.03	Form of Restricted Stock Unit Award Agreement evidencing awards under the FBR & Co. Two Year Retention and Incentive Plan

10.04	One Year Retention and Incentive Plan

10.05	Form of Award Letter under FBR & Co. One Year Retention and Incentive Plan

10.06	Form of Restricted Stock Unit Award Agreement evidencing awards under the FBR & Co. One Year Retention and Incentive Plan